                                                                  EXHIBIT 4(f)

                             CERTIFICATE OF TRUST
                                      OF
                          FIRST SECURITY CAPITAL III

            This Certificate of Trust is being duly executed as of March 9, 1999 for the purposes of forming a business trust pursuant to the Delaware Business Trust Act (12 Del. C. ss. 3801 et. seq.) (the "Act").


            1. Name. The name of the business trust formed hereby is First Security Capital III (the "Trust").

            2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

            First Chicago Delaware Inc.
            300 King Street
            Wilmington, Delaware 19801

            3. Effective Date. This Certificate of Trust, which may be executed in counterparts, shall be effective immediately upon filing with the Secretary of State of the State of Delaware.


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                          the signature page follows.]

            IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the date first written above.


                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                            as Property Trustee


                                        By: /s/ SANDRA L. CARUBA
                                            -----------------------------------
                                            Name:   Sandra L. Caruba
                                            Title:  Vice President



                                        FIRST CHICAGO DELAWARE INC.,
                                            as Delaware Trustee


                                        By: /s/ SANDRA L. CARUBA
                                            -----------------------------------
                                            Name:   Sandra L. Caruba
                                            Title:  Vice President



                                        /s/ BRAD D. HARDY
                                        ---------------------------------------
                                        Brad D. Hardy, as Regular Trustee



                                        /s/ SCOTT C. ULBRICH
                                        ---------------------------------------
                                        Scott C. Ulbrich, as Regular Trustee



                                        /s/ DAVID R. WILSON
                                        ---------------------------------------
                                        David R. Wilson, as Regular Trustee